Exhibit 33.3

[FIRST REPUBLIC BANK LOGO]

Management Assessment

Management of First Republic Bank (the Bank) is responsible for assessing compliance with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB of the Securities and Exchange Commission relating to the servicing of residential mortgage loans serviced for others (the Platform), except for the servicing criteria 1122(d)(1)(iii), 1122(d)(3)(i)(C) and 1122d(4)(xv), which the Bank has determined are not applicable to the activities it performs with respect to the Platform, as of and for the year ended December 31, 2016. Appendix A identifies the individual asset-backed transactions and securities defined by management as constituting the Platform.

With respect to servicing criteria 1122(d)(4)(iv), 1122(d)(4)(xi) and 1122(d)(4)(xii), management has engaged various vendors to perform the activities required by these servicing criteria. The Bank’s management has determined that none of these vendors is considered a “servicer” as defined in Item 1101(j) of Regulation AB, and the Bank’s management has elected to take responsibility for assessing compliance with the servicing criteria applicable to each vendor as permitted by the SEC’s Compliance and Disclosure Interpretation (“C&DI”) 200.06, Vendors Engaged by Servicers (C&DI 200.06). Management has policies and procedures in place designed to provide reasonable assurance that the vendors’ activities comply in all material respects with the servicing criteria applicable to each vendor. The Bank’s management is solely responsible for determining that it meets the SEC requirements to apply C&DI 200.06 for the vendors and related criteria.

The Bank has determined that servicing criterion 1122(d)(1)(v) is applicable to the activities the Bank performs with respect to the Platform for all transactions and securities in the Platform, including those issued on or before November 23, 2015 for which compliance was previously assessed under other servicing criteria, as applicable, for the assessment period as of and for the year ended December 31, 2016.

The Bank’s management has assessed the Bank’s compliance with the applicable servicing criteria as of and for the year ended December 31, 2016. In making this assessment, management used the criteria set forth by the Securities and Exchange Commission in paragraph (d) of Item 1122 of Regulation AB.

Based on such assessment, management believes that, as of and for the year ended December 31, 2016, the Bank has complied in all material respects with the servicing criteria set forth in Item 1122(d) of Regulation AB of the Securities and Exchange Commission relating to the servicing of the Platform, except as follows:

Our assessment of compliance disclosed the following material noncompliance with servicing criteria 1122(d)(4)(x)(C) and 1122(d)(2)(vii)(C), as applicable to the Bank during the year ended December 31, 2016:

•	With respect to servicing criteria 1122(d)(4)(x)(C), certain funds held in trust for an obligor (such as escrow accounts) were not returned to the obligor within 30 calendar days of full repayment of the related pool asset, or such other number of days specified in the transaction agreements.

•	With respect to servicing criteria 1122(d)(2)(vii)(C), certain reconciliations for asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts were not reviewed and approved by someone other than the person who prepared the reconciliation.

Management believes that the two instances of material noncompliance with servicing criteria 1122(d)(4)(x)(C) and 1122(d)(2)(vii)(C) as applicable to the Bank during the year ended December 31, 2016 have been remediated.

KPMG LLP, an independent registered public accounting firm, has issued an attestation report with respect to the Bank’s compliance with the applicable servicing criteria as of and for the year ended December 31, 2016 .

/s/ Michael J. Roffler	2/28/17
Michael J. Roffler	Date
Executive Vice President and Chief Financial Officer

/s/ Nancy Segreto	2/28/17
Nancy Segreto	Date
Senior Vice President, Lending Services

/s/ John Glander	2/28/17
John Glander	Date
Vice President, Lending Strategies, Products, and Sales

Appendix A to Management Assesment

INVESTOR #	INVESTOR NAME	COUNT OF LOANS	CURRENT BALANCE
760	2000-FRB1 REMIC	17	$5,733,307.04
780	2000-FRB2 REMIC	28	$12,297,513.91
740	2001-FRB1 REMIC	42	$23,649,272.88
730	2002-FRB1 REMIC	36	$18,745,705.02
720	2002-FRB2 REMIC	25	$12,997,049.09
775	AAR BART 2003-5 (Bear Stearns)	22	$6,778,523.44
396	Ameris Bank	81	$81,262,113.70
516	Bank of New Canaan	2	$3,178,224.00
397	Bank of the Cascades	15	$11,353,479.32
215	Bank United N.A.	13	$14,384,004.83
770	Bear Stearns	10	$2,292,201.36
393	Broadway Federal Bank	89	$80,275,545.33
127	CIT Bank	573	$448,992,768.27
244	CIT Bank	1	$306,220.56
162	Citigroup Mortgage Loan Trust Series 2005-6	22	$9,626,442.02
260	CitiMortgage	11	$2,152,640.15
250	CitiMortgage	6	$1,701,972.80
510	CitiMortgage	5	$572,693.90
147	Citizens Bank of Pennsylvania	19	$16,268,010.52
135	Citizens Bank, N.A And Various	2	$1,279,007.45
151	CMSC Trust 2013-7	2	$1,613,401.46
387	Colorado Federal Savings Bank	61	$74,767,299.57
191	CSFB 2004-5	1	$131,531.88
192	CSFB 2004-6	4	$398,268.94
193	CSFB 2004-7	1	$142,813.94
134	CSMC 2014-IVR3	53	$30,946,385.89
154	CSMC Trust 2013-6	18	$20,045,729.63
157	CSMC Trust 2013-HYB1	217	$225,890,719.41
207	CSMC Trust 2013-IVR1	92	$74,035,630.68
209	CSMC Trust 2013-IVR2	148	$131,387,770.22
189	CSMC Trust 2013-IVR3	27	$31,088,664.05
158	CSMC Trust 2013-IVR4	32	$33,320,138.32
144	CSMC Trust 2013-IVR5	1	$611,789.08
143	CSMC Trust 2014-IVR1	10	$8,711,705.03
124	CSMC Trust 2014-SAF1	1	$803,159.76
369	CSMC Trust 2015-1	4	$2,730,317.13
371	CSMC TRUST 2015-2	7	$5,437,329.31
372	CSMC TRUST 2015-3	5	$3,530,514.17
365	CSMC TRUST 2105-WIN1	6	$4,812,094.98
377	CSMLT 2015-1	19	$14,108,294.96
382	CSMLT 2015-2 TRUST	2	$1,876,022.20
391	CSMLT 2015-3 TRUST	16	$11,761,429.47
141	Delta Community Credit Union	17	$17,870,642.54
373	Dime Bank	31	$23,950,079.22
358	DLJ Mortgage Capital, Inc.	1	$1,600,000.00
357	Everbank	10	$8,254,522.09
515	Fannie Mae-Laser	5459	$1,785,170,685.69
414	Federal Home Mortgage Loan Association	6	$290,887.00
50	First Republic Preferred Capital Corp. I	28	$30,626,809.36
146	Florida Community Bank, N.A.	90	$76,404,697.40
415	FNMA MBS	4	$203,690.84

384	GOLDEN PACIFIC BANK, NA	5	$3,300,516.55
381	GUARANTY BANK & TRUST COMPANY	111	$90,003,554.72
175	Harbor View 2003-2(formerly Greenwich)	6	$2,389,629.19
176	Harbor View 2004-1(formerly Greenwich)	16	$5,979,188.21
177	Harbor View 2004-5(formerly Greenwich)	7	$3,654,405.88
178	Harbor View 2006-6	1	$371,256.34
149	Hudson Valley Bank	5	$7,391,161.49
777	HVMLT 2006-13	1	$688,806.26
385	J.P. MORGAN MORTGAGE TR 2015-4	155	$118,178,841.81
386	J.P. MORGAN MORTGAGE TR 2015-5	378	$353,334,007.40
390	J.P. MORGAN MORTGAGE TR 2015-6	75	$66,804,253.34
401	J.P. Morgan Mortgage TR 2016-1	7	$6,571,573.49
403	J.P. Morgan Mortgage TR 2016-2	354	$291,970,039.07
411	J.P. Morgan Mortgage TR 2016-5	386	$331,709,512.41
138	J.P. Morgan Trust 2014-IVR3	59	$72,851,584.91
405	J.P.MORGAN MORTGAGE TRUST 2016-3	199	$156,920,491.44
201	JP Morgan Mortgage Acq. Corp.	138	$112,043,203.75
145	JP Morgan Mortgage TR 2014-1	37	$30,915,773.02
378	JP MORGAN MORTGAGE TR 2015-3	81	$73,225,617.70
364	JP Morgan Mortgage TR2014-IVR6	267	$249,200,936.22
370	JP Morgan Mortgage TR2015-IVR2	312	$291,796,671.53
204	JP Morgan Mortgage Trust 2013-1	218	$135,831,888.31
155	JP Morgan Mortgage Trust 2013-3	106	$106,937,830.61
132	JP Morgan Mortgage Trust 2014-2	282	$114,642,317.10
362	JP Morgan Mortgage Trust 2014-5	163	$97,855,622.16
366	JP Morgan Mortgage Trust 2015-1	646	$619,153,870.82
361	JP Morgan Trust 2014-OAK4	9	$9,364,512.09
383	Landmark Community Bank	19	$13,754,313.69
185	MASTI 2003-4 (formerly UBS Warburg)	5	$2,509,415.15
180	MASTR 2003-5(formerly UBS Warburg)	1	$667,129.18
196	Merrill Lynch Bank	19	$9,132,220.08
164	MLCC 2005-3	27	$18,734,651.18
197	MLCC 2006-2	44	$20,778,662.57
195	MLMI 2005-A1	12	$5,191,145.50
165	MLMI 2005-A10	24	$25,251,978.34
131	Morgan Stanley Mortgage	4	$3,970,633.94
136	MSRM Loan Trust 2014-1	211	$171,196,498.90
126	MTGLQ Investors, L.P.	6	$3,807,348.04
394	Nationstar Mortgage LLC	1	$375,246.05
388	Nationwide Bank	415	$338,618,908.66
368	Nexbank SSB	172	$136,219,501.53
216	North Valley Bank	8	$9,065,494.85
360	Northfield Bank	245	$228,090,620.33
156	NRP MortgageTrust 2013-1	393	$348,541,074.02
166	Redwood Residential Acquisition Corp	29	$23,577,222.14
120	Redwood Trust (Bear Stearns)	21	$15,344,970.47
312	Residential Funding	15	$4,128,227.98
376	RWT FINANCIAL, LLC	431	$371,263,028.60
163	SAMI II 2005-AR2	65	$57,916,344.13
203	Scottrade Bank	96	$41,347,574.06
123	SEMT 2007-3	8	$9,300,245.28
172	SEMT 2012-2	50	$41,095,293.32
173	SEMT 2013-1	14	$13,879,320.21
122	Sequioa 2007-2	42	$39,197,358.64
380	SEQUOIA MORTGAGE TR 2015-3	41	$37,215,428.53

169	Sequoia Mortgage Trust 2012-1	43	$35,422,768.42
174	Sequoia Mortgage Trust 2012-3	59	$53,670,992.60
199	Sequoia Mortgage Trust 2012-4	41	$40,324,545.26
181	Sequoia Mortgage Trust 2012-5	55	$49,048,794.25
200	Sequoia Mortgage Trust 2012-6	28	$26,571,421.26
153	Sequoia Mortgage Trust 2013-10	2	$1,267,017.19
152	Sequoia Mortgage Trust 2013-11	13	$10,712,661.90
142	Sequoia Mortgage Trust 2013-12	39	$35,481,369.91
133	Sequoia Mortgage Trust 2013-12	38	$29,658,125.97
182	Sequoia Mortgage Trust 2013-2	251	$215,211,365.76
183	Sequoia Mortgage Trust 2013-3	67	$60,631,223.02
184	Sequoia Mortgage Trust 2013-4	52	$53,526,808.48
187	Sequoia Mortgage Trust 2013-7	11	$8,787,299.88
188	Sequoia Mortgage Trust 2013-8	4	$2,366,067.49
128	Sequoia Mortgage Trust 2014-1	44	$38,530,672.74
137	Sequoia Mortgage Trust 2014-3	57	$46,003,914.10
363	Sequoia Mortgage Trust 2014-4	111	$93,501,533.96
367	Sequoia Mortgage Trust 2015-1	108	$86,821,903.88
375	Sequoia Mortgage Trust 2015-2	19	$13,372,582.14
392	Sequoia Mortgage Trust 2015-4	55	$37,959,108.44
398	Sequoia Mortgage Trust 2016-1	27	$21,685,249.07
402	Sequoia Mortgage Trust 2016-2	14	$15,341,378.01
407	Sequoia Mortgage Trust 2016-3	39	$34,790,655.69
217	Signature Bank	12	$16,704,299.27
129	STIFEL BANK & TRUST	1151	$1,266,785,427.14
404	TEACHERS INSURANCE AND ANNUITY	120	$110,607,497.44
400	The Washington Trust Company	48	$34,556,424.03
356	Thornburg 2008-1	3	$1,661,970.83
420	THORNBURG MORTGAGE THB2003-1	3	$1,861,247.39
421	THORNBURG MORTGAGE THB2003-2	4	$1,281,792.32
422	THORNBURG MORTGAGE THB2003-3	1	$886,006.00
423	THORNBURG MORTGAGE THB2003-4	5	$4,824,681.64
424	THORNBURG MORTGAGE THB2003-5	13	$8,705,815.84
425	THORNBURG MORTGAGE THB2003-6	11	$7,400,655.99
426	THORNBURG MORTGAGE THB2004-1	8	$4,712,493.89
427	THORNBURG MORTGAGE THB2004-2	10	$6,925,991.46
428	THORNBURG MORTGAGE THB2004-3	15	$9,109,965.99
429	THORNBURG MORTGAGE THB2004-4	22	$11,982,011.60
430	THORNBURG MORTGAGE THB2005-1	43	$20,080,836.16
431	THORNBURG MORTGAGE THB2005-2	26	$16,882,170.78
432	THORNBURG MORTGAGE THB2005-3	30	$19,796,260.73
433	THORNBURG MORTGAGE THB2005-4	10	$5,110,938.60
434	THORNBURG MORTGAGE THB2006-1	7	$6,485,997.61
435	THORNBURG MORTGAGE THB2006-2	12	$6,133,442.42
436	THORNBURG MORTGAGE THB2006-3	15	$10,563,913.06
437	THORNBURG MORTGAGE THB2006-4	7	$4,215,675.26
438	THORNBURG MORTGAGE THB2006-5	8	$4,051,024.05
439	THORNBURG MORTGAGE THB2006-6	33	$16,005,022.69
440	THORNBURG MORTGAGE THB2007-1	5	$4,346,000.00
441	THORNBURG MORTGAGE THB2007-2	37	$29,839,442.17
442	THORNBURG MORTGAGE THB2007-3	12	$6,930,067.65
443	THORNBURG MORTGAGE THB2007-4	3	$4,011,382.91
194	TIAA-CREF Trust Company, FSB	240	$136,403,827.30
330	U.S. Bank	2	$192,983.18
248	Washington Mutual Bank, Flow Sales (PNC)	2	$345,761.50

614	Federal Home Loan Mortgage Association	1	$31,455.26
633	Chase Mortgage Services, Inc	2	$49,195.49
636	Bank United of Florida	1	$10,594.18
637	Bank of America	1	$37,158.58
399	ZB, N.A.	93	$96,356,640.57

			$11,606,200,171.40